EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DATAWATCH CORPORATION REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR END 2007

▪	Year-over-Year Quarterly Revenue Grows 29%
▪	Annual Revenue Increases 21%
▪	Company Returns to Profitability with $1.7M in Annual Net Income

Chelmsford, MA—November 27, 2007—Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Enterprise Information Management (EIM), today announced results for its fourth quarter and fiscal year ended September 30, 2007.

Revenues for the quarter ended September 30, 2007 were $6,851,000, up by 29 percent when compared to $5,326,000 for the quarter ended September 30, 2006. Net income for the fourth quarter of fiscal 2007 was $829,000, or $0.14 per diluted share, compared to a net loss of $(530,000), or $(0.10) per diluted share, for the fourth quarter of fiscal 2006.

Revenues for the year ended September 30, 2007 were $25,259,000, up by 21 percent when compared to $20,811,000 for the year ended September 30, 2006. Net income for the year ended September 30, 2007 was $1,669,000, or $0.28 per diluted share, compared to a net loss of $(555,000), or $(0.10) per diluted share, for the year ended September 30, 2006.

As of September 30, 2007, the company had $3,841,000 in net cash and cash equivalents, an increase of $1,979,000, or 106 percent, compared to September 30, 2006. In February 2007, the company also completely paid down its loan of $1,000,000 and has no long-term debt.

Commenting on the year-end results, President and CEO Robert W. Hagger said, “We are very pleased with the double-digit revenue growth we experienced in both the current quarter and the full fiscal year. Our strong management team has been built with future company growth in mind.  Over the past year, we have strategically reorganized the business; centralizing development, support and services to prepare us for this growth. Since Ken Bero, COO and senior VP of sales, joined us from Business Objects in June 2006, he and his team have done a tremendous job helping me to reposition the company.”

On October 22, 2007, the company announced that Mr. Hagger will retire from his position as president and CEO effective December 31, 2007. The Board of Directors named Mr. Bero as his successor, with his appointment to be effective on January 1, 2008.

“Datawatch’s leadership position in the EIM market allows us to take advantage of the increasing intersection of Business Intelligence and Content Management, as evidenced by strong sales and critical strategic partnerships with companies including Microsoft, IBM and Hyland Software,” said Mr. Bero. “It’s clear from the traction we are realizing in the market that customers benefit from our ability to turn existing business documents and reports into live, actionable data for analysis and better business decision making.

“During the last quarter, Datawatch continued to experience strong demand for its world-leading report mining and analytics solution, Monarch V9, which was released in February 2007. In addition to strong sales of Monarch V9, the quarter saw the continued robust growth of the company’s enterprise business.

“During the year, Datawatch also significantly enhanced its product portfolio with easy-to-use products that help customers improve business intelligence across the organization with dramatically reduced time, cost and complexity.  New products include an e-mail archiving solution, Datawatch|MailManager, which helps organizations maximize e-mail storage efficiency, manage the e-mail lifecycle, and fulfill regulatory and e-discovery requirements.  In addition, Datawatch introduced a web-enabled enterprise BPM Solution, BDS|Workflow; and optimized versions of Datawatch’s web-based report mining and analysis solution, Monarch|RMS (Report Mining Server), for use with the IBM Content Manager OnDemand and Hyland Software OnBase enterprise content management (ECM) software suites.

“In 2007, Microsoft selected Datawatch as a High Potential Managed Independent Software Vendor (ISV) because of Datawatch’s ability to add significant value to SQL Server and Microsoft Office, including Excel and SharePoint Server,” concluded Mr. Bero.

As previously announced, Datawatch will host a live webcast to discuss its fourth quarter and fiscal year 2007 results today at 2:00 p.m. (EST). The webcast can be accessed at: http://www.vcall.com/IC/CEPage.asp?ID=122251.  Please register at least 15 minutes early to download any necessary audio software. An archive of the broadcast will be available for 30 days at the same location.

Datawatch will attend the The Wall Street Analyst Forum on Wednesday, November 28, 2007, at The Princeton Club, 15 W. 43rd St., New York, NY.  Mr. Bero will discuss how the recent wave of BI acquisitions is expected to create future market opportunities for the company.  A live webcast of the event can be accessed at: http://www.wsw.com/webcast/wsaf5/dwch.  Those interested in attending the conference in person are encouraged to visit: www.analyst-conference.com for details.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation, (NASDAQ-CM: DWCH), a leader in Enterprise Information Management, helps companies make better decisions and solve business problems by simplifying access to information. Unique among EIM vendors, Datawatch transforms the massive amounts of data and documents generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 20,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Founded in 1985, Datawatch is based in Chelmsford, Mass. with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2006 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007. Any forward-looking statements should be considered in light of those factors.

Datawatch, the Datawatch logo, Monarch, Datawatch|MailManager and BDS|Workflow are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

# # #
Investor Contact:
Datawatch Investor Relations
978-441-2200 ext. 8323
investor@datawatch.com

Media Contacts:
Lisa G. Kilpatrick
Marketing Communications Manager
lisa_kilpatrick@datawatch.com
Phone: (978) 441-2200, ext. 8240
Fax: (978) 453-4443

Susan Willson
Greenough Communications
swillson@greenoughcom.com
Direct: (617) 275-6529

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2007	2006	2007	2006
REVENUE:
Software licenses and subscriptions	$4,066	$3,161	$14,852	$13,145
Maintenance and services	2,785	2,165	10,407	7,666
Total revenue	6,851	5,326	25,259	20,811

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	681	525	2,468	2,268
Cost of maintenance and services	1,003	1,145	3,941	3,949
Sales and marketing	2,293	2,499	9,293	9,136
Engineering and product development	708	667	2,951	2,094
General and administrative	1,389	991	4,872	3,898
Total costs and expenses	6,074	5,827	23,525	21,345

INCOME (LOSS) FROM OPERATIONS	777	(501)	1,734	(534)
Other income (expense), net	110	(8)	68	15

INCOME (LOSS) BEFORE INCOME TAXES	887	(509)	1,802	(519)
Provision for income taxes	58	21	133	36

NET INCOME (LOSS)	$829	$(530)	$1,669	$(555)

Net income (loss) per share - Basic	$0.15	$(0.10)	$0.30	$(0.10)

Net income (loss) per share - Diluted	$0.14	$(0.10)	$0.28	$(0.10)

Weighted Average Shares Outstanding – Basic	5,629	5,512	5,558	5,481

Weighted Average Shares Outstanding – Diluted	6,015	5,512	5,929	5,481

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands

	September 30,	September 30,
	2007	2006
	(unaudited)	(unaudited)

Cash and cash equivalents	$3,841	$1,862
Accounts receivable, net	4,174	3,786
Inventories	48	37
Prepaid expenses	527	653
Total current assets	8,590	6,338
Property and equipment, net	856	1,129
Intangible and other assets, net	8,891	8,558

	$18,337	$16,025

Line of credit	$—	$1,000
Accounts payable and accrued expenses	4,054	3,121
Deferred revenue - current portion	4,486	4,468
Accrued cost of acquisition - IDARS business	329	215
Total liabilities	8,869	8,804

Total long-term liabilities	448	266

Total shareholders’ equity	9,020	6,955

	$18,337	$16,025